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                       Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.


Collection Period: September 1997
Distribution Date: 10/20/97

Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                    Per $1,000 of  Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                      -----------------------
(i)   Principal Distribution
        Class A Amount                                                        $ 39,088,222.21               $ 49.155942
        Class B Amount                                                        $ 10,589,059.41               $156.319506
(ii)  Interest Distribution
        Class A Amount                                                        $  2,484,809.53               $  3.124807
        Class B Amount                                                        $    211,673.95               $  3.124807
(iii) Monthly Servicing Fee                                                   $    460,937.35               $  0.534155
        Monthly Supplemental Servicing Fee                                    $          0.00               $  0.000000
        Class A Percentage of the Servicing Fee                               $    424,753.77               $  0.534155
        Class A Percentage of the Supplemental Servicing Fee                  $          0.00               $  0.000000
        Class B Percentage of the Servicing Fee                               $     36,183.58               $  0.534155
        Class B Percentage of the Supplemental Servicing Fee                  $          0.00
(iv)  Class A Principal Balance (end of Collection Period)                    $470,616,295.80
      Class A Pool Factor (end of Collection Period)                                59.183013%
      Class B Principal Balance (end of Collection Period)                    $ 40,090,482.06
      Class B Pool Factor (end of Collection Period)                                59.183013%
(v)   Pool Balance (end of Collection Period)                                 $510,706,777.86

(vi)  Class A Interest Carryover Shortfall                                    $          0.00
      Class A Principal Carryover Shortfall                                   $          0.00
      Class B Interest Carryover Shortfall                                    $          0.00
      Class B Principal Carryover Shortfall                                   $ (4,343,223.85)

(vii) Amount Otherwise Distributable to the Seller that is
      Distributed to Either the Class A or Class B Certificateholders         $          0.00                 $0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                        $ 24,616,863.40
        Class B Amount                                                        $          0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased
      by the Seller or the Servicer                                           $          0.00
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